CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the
captions  "Financial
Highlights" in the Munder Lifestyle Funds Class A and Class B
Shares and Class Y
Shares Prospectuses and "Independent Auditors" and "Financial
Statements" in the
Munder  Lifestyle  Funds  Statement  of  Additional   Information
included  in
Post-Effective Amendment No. 30 to the Registration Statement
(Form N-1A, No.
33-54748) of The Munder Funds, Inc.

We also consent to the incorporation by reference into the Statement of
Additional Information of our report dated August 15, 1997 on the financial statements and financial highlights included in the Annual Report of The Munder
Lifestyle Funds (three of the portfolios constituting The Munder
Funds, Inc.)
for the period ended June 30, 1997.



                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP



September 12, 1997
Boston, Massachusetts


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